AMENDMENT NO. 1

                                       TO

                             SHARE PURCHASE AGREEMENT

This Amendment is made as of June 29, 2000, by and among by and among COM21, INC., a Delaware corporation ("Purchaser"), GADLINE, LTD., a company organized under the laws of Israel (the "Company"), and Ofir Zemer as Sellers' Representative (the "Sellers' Representative").

WHEREAS, the parties to this Amendment entered into a Share Purchase Agreement (the "Share Purchase Agreement") dated as of April 18, 2000, and wish to amend the Share Purchase Agreement as herein provided. Terms used herein without definition are as defined in the Share Purchase Agreement.

WHEREAS, Section 9.3 of the Share Purchase Agreement provides that the Share Purchase Agreement may be amended by the parties thereto at any time by execution of an instrument in writing signed on behalf of each of the parties thereto, and that any amendment of the Share Purchase Agreement signed by the Sellers' Representative shall be binding upon and effective against the Sellers whether or not they have signed such amendment.

NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

1. Amendments to Share Purchase Agreement.

(a) Section 1.1 of the Share Purchase Agreement is hereby amended as follows:

     (i) The following proviso shall be added at the end of the second sentence thereof: "provided, however, that in no event shall the Closing Date occur prior to July 1, 2000".

     (ii) Clause (i) of the third sentence thereof is hereby amended and restated in its entirety to read as follows: "the number of shares of Purchaser Common Stock reserved for issuance upon exercise of all outstanding Company Options which are vested as of June 28, 2000 and fifty percent (50%) of all outstanding Company Options which are unvested as of June 28, 2000 (the "Reserved Option Shares") in accordance with the column in Schedule B captioned "Initial Consideration" and"

(b) Section 1.2 of the Share Purchase Agreement is hereby amended as follows:

     (i) The date "September 30, 2000" in the first sentence of
Section 1.2(a) is hereby revised in its entirety to be "November 30, 2000".

(c) The second paragraph of the legend in Section 1.11 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

   "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A SHARE PURCHASE AGREEMENT DATED AS OF APRIL 18, 2000 [AND AN AMENDED AND RESTATED PRINCIPAL SELLER SHAREHOLDER AGREEMENT DATED AS OF JUNE __, 2000], A COPY OF WHICH MAY BE OBTAINED FROM THE
   COMPANY."

(d) Section 1.12 of the Share Purchase Agreement is hereby amended as follows:

     (i) The proviso to subsection (a) thereof is hereby amended and restated in its entirety to read as follows: "provided that fifty percent (50%) of the sum of the Purchaser Shares received by such Purchaser and the Escrow Shares applicable to such Purchaser Shares shall be released from this restriction on the effective date of the Registration Statement."

     (ii) Subsection (b) thereof is hereby amended and restated in its entirety to read as follows: "Each Seller that is not an Employee Seller (a "Non-Employee Seller") agrees that it will not directly or indirectly, offer, sell, assign, transfer, or otherwise dispose of, other than by operation of law, more than fifty percent (50%) of the sum of the Purchaser Shares received by such Purchaser and the Escrow Shares applicable to such Purchaser Shares, whether any such transaction is to be settled by delivery of Purchaser Shares, such other securities, in cash or otherwise, until the earlier to occur of (x) the date that is six months after the effective date of the Registration Statement (as defined below) and (y) the eight (8) month anniversary of the Closing Date."

(e) Section 1.13 of the Share Purchase Agreement is hereby amended by adding the following paragraph at the end thereof:

     (i) "As used in this Agreement, and in every other agreement entered into in connection herewith or referred to herein, and in every certificate, opinion, document, schedule or other instrument delivered pursuant hereto, the name "GADline, Ltd.", "GADLINE, LTD.", "Gadline, Ltd.", "GADline Ltd.", "Gad Line Ltd.", "GAD Line Ltd.", "Gad-Line Ltd.", and any other variation thereof used herein or in any such other agreement, certificate, opinion, document, schedule or instrument (without regard to capitalization, spacing and commas), shall be deemed to refer to the company identified in the registration certificate attached hereto as Schedule C, which name may be translated into English as "GADline, Ltd.""

(f) Section 2.12 of the Share Purchase Agreement is hereby amended as follows:

     (i) The date "September 30, 2000" in clause (iii) of Section 2.12(o) is hereby revised in its entirety to be "November 30, 2000"; and

     (ii) The date "September 30, 2000" in clause (iv) of Section 2.12(o) is hereby revised in its entirety to be "November 30, 2000".

(g) Section 6.3 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     (i) "Whether or not the Share Purchase is consummated, all fees and expenses incurred in connection with the Share Purchase including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided that, in the event the Share Purchase is consummated, Purchaser agrees to pay, or to cause the Company to pay, up to $2,350,000 of fees payable to Cowen and for such other documented Third Party Expenses incurred by the Company, and any Third Party Expenses incurred by the Company in excess of the foregoing amounts, shall be paid out of the Escrow Fund and shall not be limited by the Basket Amount. The Company shall provide Purchaser with a statement of an estimate of Third Party Expenses incurred by the Company three (3) business days prior to the Closing Date (the "Statement of Expenses")."

(h) The first sentence of Section 6.9 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     (i) "At the Closing, Purchaser shall grant options (the "Purchaser Options") to purchase an aggregate of 200,000 shares of Purchaser Common Stock under the Purchaser Option Plan to selected key employees and consultants of the Company, including each of the Key Employees and Larry Rubin, as shall be agreed by Purchaser and the Company prior to the Closing Date, which options will be subject to Purchaser's standard terms and conditions, except that the Purchaser Options shall vest as follows: one fourth (1/4) shall vest on the first anniversary of the Closing Date, and three forty-eighths (3/48) shall vest on the last day of each of the next twelve months after such first anniversary date."

(i) The first sentence of Section 6.11(a) of the Share Purchase
Agreement is hereby amended and restated in its entirety to read as follows:

     (i) "Subject to certain limitations set forth in the Registration Rights Agreement attached hereto as Exhibit D (the "Registration Rights
Agreement"), Purchaser shall, at Purchaser's own expense, file, as soon as practicable, but in no event (except as provided below, but notwithstanding anything set forth in the Registration Rights Agreement to the contrary) later than ten (10) days, after the Closing Date (the "Registration Statement") under the Securities Act to provide for the resale by the Sellers of the shares of Purchaser Common Stock constituting the Initial Consideration (including the Escrow Shares constituting a part of the Initial Consideration), and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as reasonably practicable thereafter."

(j) Section 6.17 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     (i) "The Company shall use commercially reasonable efforts to cooperate with Purchaser and to encourage each of the employees of the Company to execute and deliver to Purchaser an Invention Assignment Agreement in the form attached hereto as Exhibit F-1 and an Electronic and Telephonic Communications System Policy Agreement in the form attached hereto as Exhibit F-2."

(k) Section 7.2(f) of the Share Purchase Agreement is hereby amended and restated in its entirety to read as follows:

     (i) "Resignation of Directors; Removal of Authority to Bind Company. Purchaser shall have received a written resignation from each of the directors of the Company effective as of the Closing. The Company's Board of Directors shall have passed resolutions (and taken any further action necessary under applicable law or as otherwise reasonably requested by Purchaser) providing that, effective as of the Closing, no director, officer, employee, consultant, agent or affiliate of the Company or the Subsidiary, other than Larry Rubin and Gidon Tahan, shall be authorized to write or endorse any checks or other negotiable instruments on behalf of the Company or the Subsidiary or otherwise enter into any Contract to which the Company or the Subsidiary or any of their respective properties or assets (including intangible assets) is subject."

(l) The Share Purchase Agreement is hereby amended by adding a new Schedule C thereto as set forth in Schedule C hereto.

(m) Exhibit A-2 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A-2 hereto.

(n) Exhibit A-3 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit A-3 hereto.

(o) Exhibit B of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit B hereto.

(p) Exhibit C of the Share Purchase Agreement is hereby amended as follows:

     (i) The date "September 30, 2000" in paragraph 11 of Exhibit C is hereby revised in its entirety to be "November 30, 2000"; and

     (ii) The date "September 30, 2000" in paragraph 12 of Exhibit C is hereby revised in its entirety to be "November 30, 2000".

(q) Exhibit E of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit E hereto.

(r) Exhibit F-1 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit F-1 hereto.

(s) Exhibit F-2 of the Share Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Exhibit F-2 hereto.

2. Miscellaneous.

(a) Except as set forth above, the Share Purchase Agreement remains in full force and effect.

(b) This Amendment may be executed in any number of counterparts and delivered by facsimile, each of which shall be an original, but all of which together shall constitute one instrument.






    IN WITNESS WHEREOF, Purchaser, the Company the Sellers' Representative have caused this Amendment to be signed, all as of the date first written above.


     COM21, INC.                            GADLINE, LTD.

     By: ___________________                By: ___________________

     Name: _________________                Name: _________________

     Title: ________________                Title: ________________


                                            SELLERS' REPRESENTATIVE:

                                            _______________________
                                            OFIR ZEMER


        [SIGNATURE PAGE TO AMENDMENT NO. 1 TO SHARE PURCHASE AGREEMENT]

Schedule C	Company Registration Certificate

Exhibit A-2	Form of Founder/Executive Employment and Non-Competition
                Agreement

Exhibit A-3     Form of Employment and Non-Competition  Agreement

Exhibit B	Form of Amended and Restated Principal Seller Shareholder
                Agreement
Exhibit E	Form of Escrow Agreement

Exhibit F-1     Form of Invention Assignment Agreement

Exhibit F-2	Form of Electronic and Telephonic Communications System
                Policy  Agreement